EXHIBIT 99.1

EXECUTIVE OFFICERS OF WHITEBOX ADVISORS, LLC

The name, business address, present principal employment and citizenship of each executive officer of Whitebox Advisors, LLC is set forth below.

Name	Business Address	Present Principal Employment	Citizenship

Andrew Redleaf	3033 Excelsior Boulevard Suite 300 Minneapolis, MN 55416	Chief Executive Officer Whitebox Advisors, LLC	USA

Mark Strefling	3033 Excelsior Boulevard Suite 300 Minneapolis, MN 55416	Chief Operating Officer Whitebox Advisors, LLC	USA

Michael McCormick	3033 Excelsior Boulevard Suite 300 Minneapolis, MN 55416	Chief Financial Officer Whitebox Advisors, LLC	USA

Blaise Morton	3033 Excelsior Boulevard Suite 300 Minneapolis, MN 55416	Chief Risk Officer Whitebox Advisors, LLC	USA

Elissa Weddle	3033 Excelsior Boulevard Suite 300 Minneapolis, MN 55416	Chief Compliance Officer Whitebox Advisors, LLC	USA

Nets Rotstein	3033 Excelsior Boulevard Suite 300 Minneapolis, MN 55416	Chief Strategy Officer Whitebox Advisors, LLC	USA

Richard Vigilante	3033 Excelsior Boulevard Suite 300 Minneapolis, MN 55416	Chief Communications Officer Whitebox Advisors, LLC	USA